Exhibit 99.1

Contact:
David Baggs, Investor Relations
904-359-4812

Lauren Rueger, Corporate Communications
877-835-5279

CSX Announces 22% Increase in First Quarter
Earnings Per Share from Continuing Operations

Year-Over-Year Highlights:

•	Record performance in employee safety
•	Revenue increases 11% to nearly $2.5 billion
•	Operating income increases 21% to $634 million
•	Operating ratio improves 230 basis points to 74.5%

Jacksonville, Fla. – April 13, 2010 – CSX Corporation (NYSE: CSX) today announced first quarter earnings per share from continuing operations of $306 million, or 78 cents per share, versus $254 million, or 64 cents per share, in the same period last year.  This represents a 22 percent year-over-year improvement in earnings per share from continuing operations.

“CSX drove strong efficiencies in its operations and produced outstanding results as the economy continued to recover,” said Michael J. Ward, chairman, president and chief executive officer.  “We are particularly proud of our excellent safety performance in the quarter, as our employees achieved record results in one of America’s safest industries.”

Revenue in the first quarter increased 11 percent from the prior year, to nearly $2.5 billion, with gains across most of the company’s markets.  The combination of higher revenues and productivity also resulted in a record first quarter operating ratio of 74.5 percent and record first quarter operating income of $634 million.

“Our focus on safety, service and productivity has positioned CSX to produce strong results as the recovery continues,” Ward said.  “These results will enable the company to continue investing in its business to support the nation’s growing demand for freight transportation, while driving shareholder value.”

CSX has invested approximately $5 billion in its network over the past three years, and is investing another $1.7 billion in 2010.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on April 14, 2010 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

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Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.